Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
Dated as of March 4, 2011
by and among
CLAIRE’S ESCROW CORPORATION
CLAIRE’S STORES, INC.
THE GUARANTORS LISTED ON SCHEDULE I HERETO
and
CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES LLC
GOLDMAN, SACHS & CO.
MORGAN JOSEPH TRIARTISAN LLC

     This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 4, 2011 by and among Claire’s Escrow Corporation, a Delaware corporation (the “Escrow Issuer”), Claire’s Stores, Inc., a Florida corporation (the “Company”), each of the guarantors listed on Schedule I hereto (the “Guarantors”) and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Goldman, Sachs & Co., and Morgan Joseph TriArtisan LLC, as representatives (the “Representatives”) of the Initial Purchasers (as defined below). The Initial Purchasers have, jointly and not severally, agreed to purchase the Escrow Issuer’s 8.875% Senior Secured Second Lien Notes due 2019 (the “Notes”) pursuant to the Purchase Agreement (as defined below).
     This Agreement is made pursuant to the Purchase Agreement, dated February 17, 2011, by and among the Escrow Issuer, the Company, the Guarantors, and the Representatives (the “Purchase Agreement”). In order to induce the initial purchasers named in Schedule A to the Purchase Agreement (the “Initial Purchasers”) to purchase the Notes, the Escrow Issuer, the Company, and the Guarantors have agreed to provide the registration rights set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the indenture, to be dated as of the date hereof (the “Indenture”), by and between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (in such capacity, the “Trustee”) and Collateral Agent, relating to the Notes and the Exchange Notes (as defined below).
     On the Closing Date (as defined below), the Escrow Issuer will enter into an escrow agreement (the “Escrow Agreement”) with the Company, the Trustee and The Bank of New York Mellon Trust Company, N.A., as escrow agent (in such capacity, the “Escrow Agent”) pursuant to which, on the Closing Date, the Escrow Issuer will deposit the net proceeds received in connection with the offering of the Notes together with cash provided by the Company in an amount sufficient to fund (i) the redemption of the Notes and (ii) accrued and unpaid interest up to, but excluding, April 4, 2011, into a segregated escrow account (the “Escrow Account”). Pursuant to the Escrow Agreement, the Escrow Issuer will grant the Trustee, for the benefit of the holders of the Notes, a first-priority security interest in all of the Escrow Issuer’s right, title and interest in the Escrow Account and all deposits therein to secure the Obligations (as defined in the Purchase Agreement). Pursuant to the Escrow Agreement, the Escrow Agent will agree not to release the Escrowed Property (as defined in the Purchase Agreement) to the Escrow Issuer unless on or prior to March 31, 2011 the Company shall deliver to the Escrow Agent and the Trustee an Officer’s Certificate (as defined in the Purchase Agreement) certifying that the Escrow Conditions (as defined in the Purchase Agreement) have been satisfied.
     If, on or prior to March 31, 2011, the Escrow Conditions are fulfilled and the Escrow Agent receives such Officer’s Certificate, pursuant to the Escrow Agreement, the Escrow Agent will agree to release the Escrowed Property and the Escrow Issuer will merge with and into the Company, with the Company as the surviving entity (the “Merger”). Upon the consummation of and as a result of the Merger, the Company will assume all of the obligations of the Escrow Issuer. If the Escrow Conditions are not fulfilled, or the Escrow Agent has not received such Officer’s Certificate, on or prior to March 31, 2011, the Escrow Agent will release the Escrowed Property to the Trustee. On the day falling two business days after such release of the Escrow Property to the Trustee, the Notes will be redeemed at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to, but excluding the date of redemption (the “Redemption”). The Trustee will pay to the Escrow Issuer any Escrowed Property remaining after the redemption of the Notes and payment of fees and expenses.
     The parties hereby agree as follows:
SECTION 1. DEFINITIONS
     As used in this Agreement, the following capitalized terms shall have the following meanings:
     Affiliate: An Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
     Broker-Dealer: Any broker or dealer registered under the Exchange Act.
     Business Day: A day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.
     Closing Date: The date hereof.
     Commission: The United States Securities and Exchange Commission.
     Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Escrow Issuer (or, after the Merger, the Company) to the Registrar (as defined in the Indenture) under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.
     Consummation Deadline: As defined in Section 3(b) hereof.
     Effectiveness Deadline: The Exchange Offer Effectiveness Deadline or the Shelf Registration Statement Effectiveness Deadline, as applicable.
     Exchange Act: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Exchange Notes: The Escrow Issuer’s 8.875% Senior Secured Second Lien Notes due 2019 and the related guarantees to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.
     Exchange Offer: The exchange and issuance by the Escrow Issuer (or, after the Merger, the Company) of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are validly tendered and not withdrawn by such Holders in connection with such exchange and issuance, and evidencing the same continuing indebtedness.
     Exchange Offer Effectiveness Deadline: As defined in Section 3(a) hereof.
     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
     Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Notes to certain “qualified institutional buyers,” as such term is defined in Rule 144A, and pursuant to Regulation S.
     Filing Deadline: As defined in Section 4(a) hereof.
     Holders: As defined in Section 2 hereof.
     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
     Recommencement Date: As defined in Section 6(d) hereof.
     Registration Actions: As defined in Section 4(c) hereof.
     Registration Default: As defined in Section 5 hereof.
     Registration Statement: Any registration statement of the Escrow Issuer (and, after the Merger, the Company and the Guarantors) relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
     Regulation S: Regulation S promulgated under the Securities Act.

     Rule 144: Rule 144 promulgated under the Securities Act.
     Securities Act: The United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     Shelf Registration Statement: As defined in Section 4 hereof.
     Shelf Registration Statement Effectiveness Deadline: As defined in Section 4(a) hereof.
     Suspension Notice: As defined in Section 4(c) hereof.
     Suspension Period: As defined in Section 4(d) hereof.
     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.
     Transfer Restricted Securities: Each (a) Note, until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note that is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act and (b) Exchange Note held by a Broker-Dealer until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).
SECTION 2. HOLDERS
     A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3. REGISTERED EXCHANGE OFFER
     (a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall (i) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 270 days after the Closing Date, (ii) use commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to 365 days after the Closing Date (such 365th day being the “Exchange Offer Effectiveness Deadline”), (iii) in connection with the foregoing, use their respective commercially reasonable best efforts to (A) file all pre-effective amendments to such Exchange Offer Registration

Statement as may be necessary in order to cause the Exchange Offer Registration Statement to be declared effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; provided, however that none of the Escrow Issuer, the Company or the Guarantors shall be required to take any action that would subject them to general service of process or taxation in any jurisdiction where they are not already so subject, and (iv) as promptly as practicable following the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by any Broker-Dealer that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.
     (b) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days after the Exchange Offer Effectiveness Deadline, or longer, if required by the federal securities laws (the last day of such period being the “Consummation Deadline”).
     (c) The Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Notes that are Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market making activities or other trading activities (other than Notes that are Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of such Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.
     Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) agree to use their respective commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request at any time during such period.
SECTION 4. SHELF REGISTRATION
     (a) Shelf Registration. If (i) the Escrow Issuer (or, after the Merger, the Company and the Guarantors) are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Escrow Issuer (or, after the Merger, the Company) within 20 days following the consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer; (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder; or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall use their respective commercially reasonable efforts to file with the Commission a Shelf Registration Statement (as defined below) to cover resales of the Notes by Holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. If obligated to file a Shelf Registration Statement, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall use their respective commercially reasonable efforts to:

     (x) file, on or prior to 180 days after the earlier of (i) the date on which the Escrow Issuer (or, after the Merger, the Company) determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Escrow Issuer (or, after the Merger, the Company) receives the notice specified in clause (a)(ii) above (such earlier date, the “Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Transfer Restricted Securities of Holders that have provided the information required pursuant to Section 4(b) hereof; and
     (y) cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 185 days after the Filing Deadline (such 185th day the “Shelf Registration Statement Effectiveness Deadline”).
     If, after the Escrow Issuer (or, after the Merger, the Company and the Guarantors) have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Escrow Issuer (or, after the Merger, the Company and the Guarantors) are required to file and use commercially reasonable efforts to cause to become effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i)(B) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall remain obligated to meet the Shelf Registration Statement Effectiveness Deadline set forth in clause (y) above.
     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall use their respective commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) or 6(d) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.
     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until (i) such Holder furnishes to the Escrow Issuer (or, after the Merger, the Company) in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or Item 508 of Regulation S-K promulgated by the Commission, as applicable, for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein, and (ii) in the case of an underwritten offering, such Holder completes and executes all questionnaires, powers of attorney, underwriting agreements, lock-up letters and other documents reasonably requested by the Escrow Issuer (and, after the Merger, the Company) in connection with the terms of such underwritten offering. Furthermore, no Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Escrow Issuer (or, after the Merger, the Company) in writing, within five Business Days after receipt of a request therefor, such Holder’s comments to the disclosure relating to such Holder in the Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to additional interest pursuant to Section 5 hereof unless such Holder shall have provided all such information in the required times. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Escrow Issuer (and, after the Merger, the Company) by such Holder not materially misleading.
     (c) Suspension. Notwithstanding anything to the contrary and subject to the limitation set forth in the next succeeding paragraph, at any time after the effectiveness of the Shelf Registration Statement, the Escrow Issuer (and, after the Merger, the Company) shall be entitled to suspend its obligations to file any amendment to the Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in the Shelf Registration Statement, make any other filing with the Commission, cause the Shelf Registration Statement or other filing with the Commission to remain effective or take any similar action (collectively, “Registration Actions”) upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement would or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the occurrence or existence of any corporate development that, in the discretion of the Escrow Issuer (or, after the Merger, the Company), makes it appropriate to postpone or suspend the availability of the Shelf Registration Statement and the related Prospectus. Upon the occurrence of any of the conditions described in clause (A), (B) or (C) above, the Escrow Issuer (or, after the Merger, the Company) shall give prompt notice (a “Suspension Notice”) thereof to the Holders. Upon the termination of such condition, the Escrow Issuer (or, after the Merger, the Company) shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.

     (d) The Escrow Issuer (and, after the Merger, the Company) may only suspend Registration Actions pursuant to the preceding paragraph for one or more periods (each, a “Suspension Period”) not to exceed, in the aggregate, (x) 45 days in any three month period or (y) 90 days in any twelve month period, during which no additional interest (as described in Section 5) shall be payable. Each Suspension Period shall be deemed to begin on the date of the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (1) the date on which the Escrow Issuer (or, after the Merger, the Company) gives the Holders a notice that the Suspension Period has terminated and (2) the date on which the number of days during which a Suspension Period has been in effect exceeds, in the aggregate, (x) 45 days in any three month period or (y) 90 days in any twelve month period.
SECTION 5. ADDITIONAL INTEREST
Subject to the rights of the Escrow Issuer (and, after the Merger, the Company) set forth in Sections 4(c), 4(d) and 6(d) hereof, if (i) any Registration Statement required by this Agreement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (ii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iii) any Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose, except during any Suspension Period, without being succeeded within 10 Business Days by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is filed and itself declared effective within such 10 Business Day period (each such event referred to in clauses (i) through (iii), a “Registration Default”), then the Escrow Issuer (and, after the Merger, the Company and the Guarantors, jointly and severally) hereby agree to pay to each Holder of Transfer Restricted Securities affected thereby additional interest in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the additional interest shall increase by an additional 0.25% per annum of the principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum of the principal amount of Transfer Restricted Securities; provided that the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall in no event be required to pay additional interest for more than one Registration Default at any given time and, in the case of a Shelf Registration Statement, it is expressly understood that additional interest would be payable only with respect to Transfer Restricted Securities so requested to be registered pursuant to Section 4(a)(ii) of this Agreement. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the additional interest payable with respect to the Transfer Restricted Securities as a result of such clause (i),

(ii), (iii) or (iv), as applicable, shall cease on the date of such cure and the interest rate on such Transfer Restricted Securities will revert to the interest rate on such Transfer Restricted Securities prior to the applicable Registration Default.
     All accrued additional interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date (as defined in the Indenture), as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which additional interest is due cease to be Transfer Restricted Securities, all obligations of the Escrow Issuer (and, after the Merger, the Company and the Guarantors) to pay additional interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full. Notwithstanding anything contained herein or in the Indenture to the contrary, the payment of additional interest shall be the only remedy available to holders of Notes for any Registration Default. Furthermore, notwithstanding the fact that any securities for which additional interest is due cease to be Transfer Restricted Securities, all obligations of the Escrow Issuer (and, after the Merger, the Company and the Guarantors) to pay additional interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.
     The amount of additional interest payable shall not increase because more than one Registration Default has occurred and is continuing, and a Holder of Notes or Exchange Notes who is not entitled to the benefits of a Shelf Registration Statement shall not be entitled to additional interest with respect to a Registration Default that pertains to such Shelf Registration Statement.
SECTION 6. REGISTRATION PROCEDURES
     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall (x) comply with all applicable provisions of Section 6(c) below, (y) use their respective reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof set forth in the Registration Statement, and (z) comply with all of the following provisions:
     (i) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Escrow Issuer (or, after the Merger, the Company), prior to the Consummation of the Exchange Offer, a written representation (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the Escrow Issuer (or, after the Merger, the Company and the Guarantors) to the effect that (A) it is not an Affiliate of the Company, (B) it is not

engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.
     (ii) Prior to effectiveness of the Exchange Offer Registration Statement, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall provide a supplemental letter to the Commission (A) stating that the Escrow Issuer is (or, after the Merger, the Company and the Guarantors are) registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and (B) including a representation that the Escrow Issuer has not (or, after the Merger, neither the Company nor any of the Guarantors has) entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the Escrow Issuer’s (or, after the Merger, the Company’s and the Guarantors’) knowledge and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.
     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall:
     (i) comply with all applicable provisions of Section 6(c) below and use their respective commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Escrow Issuer (or, after the Merger, the Company) pursuant to Section 4(b) hereof), and pursuant thereto the Escrow Issuer (and, after the Merger, the Company and the Guarantors) will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and
     (ii) issue to any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement upon the request of any such Holder or purchaser of Notes, provided that such Holder provides all documentation reasonably requested by the Escrow Issuer (and, after the Merger, the Company) in connection with such issuance, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Escrow Issuer (or, after the Merger, the Company) for cancellation; the Escrow Issuer (or, after the Merger, the Company) shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.
     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall:
     (i) use their respective commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Escrow Issuer (or, after the Merger, the Company and the Guarantors) shall file as promptly as practicable an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.
     (ii) subject to Sections 4(c) and 4(d) hereof, prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) advise (a) each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) and (b) each Holder who has provided notice to the Escrow Issuer (or, after the Merger, the Company) that it intends to participate in the Exchange Offer promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no advice by the Escrow Issuer (or, after the Merger, the Company or the Guarantors) shall be required pursuant to this clause (D) in the event that the Escrow Issuer (or, after the Merger, the Company and the Guarantors) either promptly file a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into such Registration Statement, which, in either case, contains the requisite information with respect to such event or facts that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (v) in the case of a Shelf Registration Statement, furnish to each Holder named in any such Registration Statement in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Escrow Issuer (and, after the Merger, the Company and the Guarantors) will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or fails to comply with the applicable requirements of the Securities Act. Notwithstanding the foregoing, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall not be required to take any actions under this Section 6(c)(v) that are not, in the reasonable opinion of counsel for the Escrow Issuer (or, after the Merger, the Company and the Guarantors), in compliance with applicable law;
     (vi) in the case of a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide a copy of such document to each Holder that made a request in writing described in (v) above in connection with such exchange or sale, if any, make the Escrow Issuer’s (and, after the Merger, the Company’s and the Guarantors’) representatives available for discussion of such document and other customary due diligence matters, subject to negotiation, execution and delivery of customary confidentiality agreements, and include such information in such document prior to the filing thereof as such Holders may reasonably request;
     (vii) make available, at reasonable times, for inspection by each Holder named in any applicable Registration Statement and any attorney or accountant retained by such Holder, all financial and other records, pertinent corporate documents of the Escrow Issuer (and, after the Merger, the Company and the Guarantors) reasonably requested by such Person and cause the Escrow Issuer’s (and, after the Merger, the Company’s and the Guarantors’) officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that any information that is designated in writing by the Escrow Issuer (or, after the Merger, the Company or the Guarantors) as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such attorney or accountant, unless such disclosure is made in connection with a court proceeding or required by law;
     (viii) in the case of a Shelf Registration Statement, if requested by any Holders named in such Registration Statement in connection with such exchange or sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement, document incorporated by reference or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement, document incorporated by reference or post-effective amendment as soon as practicable after the Escrow Issuer (or, after the Merger, the Company) is notified of the matters to be included in such Prospectus supplement or post-effective amendment;
     (ix) in the case of a Shelf Registration Statement, use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered thereby;
     (x) in the case of a Shelf Registration Statement, upon request, furnish to each Holder named in any such Registration Statement in connection with such exchange or sale, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, without all documents incorporated by reference therein and all exhibits thereto, unless requested;
     (xi) in the case of a Shelf Registration Statement, upon request, deliver to each Holder named in such Registration Statement without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; provided that if no Registration Statement is effective or no Prospectus is usable in accordance with the provisions of Section 6(b) hereof, the Escrow Issuer (and, after the Merger, the Company and the

Guarantors) shall deliver to each Holder named in any such Registration Statement a notice to that effect; the Escrow Issuer, the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
     (xii) in the case of a Shelf Registration Statement, upon the reasonable request of any Holder named in such Registration Statement, enter into such agreements (including underwriting agreements containing customary terms) and make such representations and warranties customary for offerings of such type as may be reasonably requested and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Shelf Registration Statement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to such Shelf Registration Statement. In such connection, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) shall:
     (A) upon the reasonable request of any Holder named in such Registration Statement, use its commercially reasonable efforts to cause to be furnished, upon the effectiveness of the Shelf Registration Statement:
     (1) a certificate in customary form, dated such date, signed on behalf of the Escrow Issuer (or, after the Merger, the Company and each Guarantor) by two officers of the Company (or, after the Merger, of each of the Company and the Guarantors);
     (2) an opinion, in customary form, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Escrow Issuer (or, after the Merger, the Company and the Guarantors); and
     (3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and
     (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders named in any such Registration Statement and as are customarily delivered in similar offerings to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Escrow Issuer (or, after the Merger, the Company and the Guarantors) pursuant to this clause (xi);
     (xiii) prior to any public offering of Transfer Restricted Securities, use their respective commercially reasonable efforts to cooperate with the selling Holders named in the applicable Registration Statement and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement, but in no event for longer than 365 days from the effective date of the Registration Statement; provided, however, that none of the Escrow Issuer, the Company or any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject;
     (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least five Business Days prior to such sale of Transfer Restricted Securities;
     (xv) use their respective commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, but in no event for longer than 365 days from the effective date of the Registration Statement, subject to the proviso contained in clause (xii) above;
     (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with any necessary printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;
     (xvii) otherwise use their respective commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and with regard to any Shelf Registration Statement for which an underwriter has been engaged, use their commercially reasonable efforts to make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a 12 month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act); and
     (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner.
     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of a Suspension Notice, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by Escrow Issuer (or, after the Merger, the Company) that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Escrow Issuer (or, after the Merger, the Company) with more recently dated Prospectuses or (ii) deliver to the Escrow Issuer (or, after the Merger, the Company) at the Escrow Issuer’s (or, after the Merger, the Company’s) expense all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.
SECTION 7. REGISTRATION EXPENSES
     (a) All expenses incident to the Escrow Issuer’s, the Company’s and the Guarantors’ performance of or compliance with this Agreement (other than any underwriting discounts and commissions) will be borne by the Escrow Issuer (and, after the Merger, the Company), regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of

Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of outside counsel for the Escrow Issuer, the Company and the Guarantors and (v) fees and disbursements of independent certified public accountants of the Escrow Issuer, the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
     The Escrow Issuer (and, after the Merger, the Company) will, in any event, bear the internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) of the Escrow Issuer, the Company, and the Guarantors, the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Escrow Issuer, the Company or the Guarantors.
     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement) regardless of whether a Registration Statement becomes effective, the Escrow Issuer (and, after the Merger, the Company and the Guarantors) will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Notes into in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable and actual documented fees and disbursements of not more than one counsel, which firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared; provided that the Escrow Issuer’s, the Company’s and the Guarantors’ reimbursement obligation with respect to such fees and disbursements shall not exceed $25,000.
SECTION 8. INDEMNIFICATION
     (a) The Escrow Issuer (and, after the Merger, the Company and the Guarantors, jointly and severally) agree to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments and expenses (including without limitation, any reasonable legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, judgments and expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Escrow Issuer, the Company or any Guarantor to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Escrow Issuer, the Company or any Guarantor by any of the Holders.
     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Escrow Issuer (and, after the Merger, the Company and the Guarantors), and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Escrow Issuer (and, after the Merger, the Company or the Guarantors) to the same extent as the foregoing indemnity from the Escrow Issuer, the Company and the Guarantors set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Escrow Issuer, the Company or any Guarantor by such Holder expressly for use in any Registration Statement. In no event shall any Indemnified Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (i) the amount paid by such Indemnified Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Indemnified Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.
     (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “Indemnified Party”), the Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Person”) in writing and the Indemnifying Person shall assume and control the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Person, (ii) the Indemnifying Person shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Person, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Person (in which case the Indemnifying Person shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Person shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Escrow Issuer (or, after the Merger, Company and Guarantors), in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if (A) such settlement is entered into more than 60 days after receipt by the indemnifying party of a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), (B) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement, and (C) such indemnified party shall have given the indemnifying party at least 30 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.
     (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Escrow Issuer (and, after the Merger, the Company and the Guarantors), on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Escrow Issuer (and, after the Merger, the Company and the Guarantors), on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Escrow Issuer (and, after the Merger, the Company and the Guarantors), on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Escrow Issuer (or, after the Merger, the Company or such Guarantors), on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) above, any outside legal counsel or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Escrow Issuer, the Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any outside legal counsel or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.
SECTION 9. RULE 144A AND RULE 144
     The Escrow Issuer (and, after the Merger, the Company and the Guarantors) agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Escrow Issuer (and, after the Merger, the Company or the Guarantors) (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) are subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.
SECTION 10. SELECTION OF UNDERWRITERS
     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an underwritten offering. In any such underwritten offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Escrow Issuer (or, after the Merger, the Company).
SECTION 11. MISCELLANEOUS
     (a) Status prior to the Merger. Notwithstanding anything to the contrary contained herein, unless and until the Merger is consummated, none of the Company or any Guarantors shall have any rights, duties, obligations, or liabilities arising under this Agreement.
     (b) Remedies. The Escrow Issuer, the Company and the Guarantors acknowledge and agree that any failure by the Escrow Issuer, the Company and the Guarantors to comply with their obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the obligations of the Escrow Issuer (and, after the Merger, the Company and the Guarantors) under Sections 3 and 4 hereof. The Escrow Issuer, the Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
     (c) No Inconsistent Agreements. The Escrow Issuer will not, on or after the date of this Agreement, and neither the Company nor any Guarantor will, on or after the date of the Merger, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. None of the Escrow Issuer, the Company or any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Escrow Issuer’s, the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.
     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Escrow Issuer (and, after the Merger, the Company) has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.
     (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Escrow Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
     By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify and hold harmless the Escrow Issuer (and, after the Merger, the Company and the Guarantors) and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Escrow Issuer (and, after the Merger, the Company and the Guarantors) to the same extent as the indemnity from the Escrow Issuer, the Company and the Guarantors set forth in Section 8(a) hereof, but only with reference to information relating to such Holder and provided in writing by such Holder for inclusion in any Shelf Registration Statement. In no event shall any such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
     (ii) if to the Escrow Issuer, the Company or any Guarantor:
Claire’s Stores, Inc.
2400 West Central Road
Hoffman Estates, IL 60192
Attention: Chief Financial Officer

With a copy to:
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Howard A. Kenny

     (iii) if to the Initial Purchasers:
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
Attention: Transactions Advisory Group
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Casey T. Fleck
     All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.
     (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF. TIME IS OF THE ESSENCE IN THIS AGREEMENT.
     (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     (m) Termination. If the Redemption shall occur, this Agreement shall terminate immediately.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLAIRE’S ESCROW CORPORATION
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S STORES, INC.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

BMS DISTRIBUTING CORP.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CBI DISTRIBUTING CORP.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S BOUTIQUES, INC.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

CLAIRE’S CANADA CORP.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S PUERTO RICO CORP.
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CSI CANADA LLC
By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Manager

[Signature Page to Registration Rights Agreement]

Accepted and agreed to as of
the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Benjamin Gohman
	Name:	Benjamin Gohman
	Title:	Director

J.P. MORGAN SECURITIES LLC
By:	/s/ Peter B. Hooker
	Name:	Peter B. Hooker
	Title:	Managing Director

GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MORGAN JOSEPH TRIARTISAN LLC
By:	/s/ Steven K. Fischer
	Name:	Steven K. Fischer
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

Schedule I
Guarantors

Jurisdiction of
Entity	Organization
BMS Distributing Corp.	Delaware
CBI Distributing Corp.	Delaware
Claire’s Boutiques, Inc.	Colorado
Claire’s Canada Corp.	Delaware
Claire’s Puerto Rico Corp.	Delaware
CSI Canada LLC	Delaware